Oclaro Announces Second Quarter Fiscal Year 2016 Financial Results
Continued Strong Growth in 100G Leads to Higher Gross Margin and Net Income
SAN JOSE, Calif., – February 2, 2016 – Oclaro, Inc. (Nasdaq: OCLR), a leading provider and innovator of optical communications solutions, today announced the financial results for its second quarter of fiscal year 2016, which ended December 26, 2015.

“With a second consecutive quarter of 20 percent sales growth in our 100G portfolio we again delivered stronger financial performance. The quarterly revenue growth drove higher gross margin and net income,” said Greg Dougherty, Chief Executive Officer, Oclaro. “We continue to see robust demand for our 100G product portfolio combined with favorable market conditions. As we expand capacity in Asia, both for our current and new 100G products, we expect revenue growth in 2016 to continue."

Results for the Second Quarter of Fiscal 2016

•	Revenues were $94.1 million for the second quarter of fiscal 2016, compared with revenues of $87.5 million in the first quarter of fiscal 2016.

•	GAAP gross margin was 28.3% for the second quarter of fiscal 2016, compared with GAAP gross margin of 25.9% in the first quarter of fiscal 2016.

•	Non-GAAP gross margin was 28.8% for the second quarter of fiscal 2016, compared with non-GAAP gross margin of 26.4% in the first quarter of fiscal 2016.

•	GAAP operating income was $2.5 million for the second quarter of fiscal 2016. This compares with a GAAP operating loss of $2.0 million in the first quarter of fiscal 2016.

•	Non-GAAP operating income was $5.3 million for the second quarter of fiscal 2016, compared with non-GAAP operating income of $0.4 million in the first quarter of fiscal 2016.

•	GAAP net income for the second quarter of fiscal 2016 was $0.2 million. This compares with a GAAP net loss of $3.5 million in the first quarter of fiscal 2016.

•	Non-GAAP net income for the second quarter of fiscal 2016 was $3.1 million. This compares with a non-GAAP net loss of $1.8 million in the first quarter of fiscal 2016.

•	Adjusted EBITDA was $9.0 million for the second quarter of fiscal 2016, compared with $4.2 million in the first quarter of fiscal 2016.

•	Cash, cash equivalents, restricted cash, and short-term investments were $115.7 million at December 26, 2015.

Second Quarter Fiscal Year 2016 Outlook
The guidance for the quarter ending March 26, 2016 is:

•	Revenues in the range of $97 million to $103 million.

•	Non-GAAP gross margin in the range of 26% to 28%.

•	Non-GAAP operating income in the range of $2 million to $6 million.

The foregoing guidance is based on current expectations. These statements are forward looking, and actual results may differ materially. Please see the Safe Harbor Statement in this earnings release for a description of certain important risk factors that could cause actual results to differ, and refer to Oclaro’s most recent annual and quarterly reports on file with the Securities and Exchange Commission (SEC) for a more complete description of these risks. Furthermore, our outlook excludes items that may be required by GAAP, including, but not limited to, restructuring and related costs, acquisition or disposal related costs, expenses or income from certain legal actions, settlements and related costs outside our normal course of business, impairments of other long-lived assets, depreciation and amortization, extraordinary items, as well as the expensing of stock options and restricted stock grants. We do not intend to update this guidance as a result of developments occurring after the date of this release.

Conference Call
Oclaro will hold a conference call to discuss financial results for the second quarter of fiscal year 2016 today at 2:00 p.m. PT/5:00 p.m. ET. To listen to the live conference call, please dial (913) 981-5581. A replay of the conference call will be available through February 16, 2016. To access the replay, dial (858) 384-5517. The passcode for the replay is 219833. A webcast of this call and a supplemental presentation will be available in the investor section of Oclaro’s website at www.oclaro.com.

About Oclaro
Oclaro, Inc. (Nasdaq: OCLR), is a leader in optical components, modules and subsystems for the core optical, enterprise and data center markets. Leveraging more than three decades of laser technology innovation, photonics integration, and subsystem design, Oclaro's solutions are at the heart of the fast optical networks and high-speed interconnects driving the next wave of streaming video, cloud computing, voice over IP and other bandwidth-intensive and high-speed applications. For more information, visit www.oclaro.com or follow on Twitter at @OclaroInc.

Copyright 2016. All rights reserved. Oclaro, the Oclaro logo, and certain other Oclaro trademarks and logos are trademarks and/or registered trademarks of Oclaro, Inc. or its subsidiaries in the US and other countries. All other trademarks are the property of their respective owners. Information in this release is subject to change without notice.

Safe Harbor Statement
This press release, in association with Oclaro’s second quarter of fiscal year 2016 financial results conference call, contains statements about management’s future expectations, plans or prospects of Oclaro and its business, and together with the assumptions underlying these statements, constitute forward-looking statements for the purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements concerning (i) financial guidance for the fiscal quarter ending March 26, 2016 regarding revenues, non-GAAP gross margin, and non-GAAP operating income, (ii) the growth of Oclaro’s 100G product revenues, and (iii) Oclaro’s future financial performance and operating prospects. Such statements can be identified by the fact that they do not relate strictly to historical or current facts and may contain words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “outlook,” “could,” “target,” “model,” "objective," and other words and terms of similar meaning in connection with any discussion of future operations or financial performance. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including (i) Oclaro's ability to timely develop, commercialize and ramp the production of new products, (ii) Oclaro's ability to respond to evolving technologies, customer requirements and demands, and product design challenges, (iii) Oclaro's dependence on a limited number of customers for a significant percentage of its revenues, (iv) Oclaro's manufacturing yields, (v) Oclaro's ability to effectively manage its inventory, (vi) competition and pricing pressure, (vii) Oclaro's ability to meet or exceed its gross margin expectations, (viii) Oclaro's ability to continue increasing the percentage of sales associated with its new products, (ix) the effects of fluctuating product mix on Oclaro's results, (x) the effects of fluctuations in foreign currency exchange rates, (xi) Oclaro's dependence on a limited number of suppliers and key contract manufacturers, (xii) Oclaro's ability to timely capitalize on any increase in market demand, (xiii) Oclaro’s ability to maintain or increase its cash reserves and obtain debt or equity-based financing on acceptable terms or at all, (xiv) Oclaro's ability to effectively compete with companies that have greater name recognition, broader customer relationships and substantially greater financial, technical and marketing resources, (xv) Oclaro’s ability to service and repay its outstanding indebtedness pursuant to the terms of the applicable agreements, (xvi) Oclaro's ability to further reduce costs and operating expenses, (xvii) the risks associated with Oclaro's international operations, (xviii) the impact of continued uncertainty in world financial markets and any resulting reduction in demand for Oclaro's products, (xix) the outcome of tax audits or similar proceedings, (xx) the outcome of pending litigation against Oclaro and (xxi) other factors described in Oclaro’s most recent annual report on Form 10-K, quarterly report on Form 10-Q and other documents it periodically files with the SEC.

Non-GAAP Financial Measures
Oclaro provides certain supplemental non-GAAP financial measures to its investors as a complement to the most comparable GAAP measures. The GAAP measure most directly comparable to non-GAAP gross margin rate is gross margin rate. The GAAP measure most directly comparable to non-GAAP operating income/loss and Adjusted EBITDA is operating income/loss. The GAAP measure most directly comparable to non-GAAP net income/loss is net income/loss. An explanation and reconciliation of each of these non-GAAP financial measures to GAAP information is set forth below.

Oclaro believes that providing these non-GAAP measures to its investors, in addition to corresponding income statement measures, provides investors the benefit of viewing Oclaro’s performance using the same financial metrics that the management team uses in making many key decisions and evaluating how Oclaro’s “core operating performance” and its results of operations may look in the future. Oclaro defines “core operating performance” as its ongoing performance in the ordinary course of its operations. Items that are non-recurring or do not involve cash expenditures, such as impairment charges, income taxes, restructuring and severance programs, costs relating to specific major projects (such as acquisitions), non-cash compensation related to stock and options and certain income, purchase accounting adjustments related to the fair market value of acquired inventories, costs to outsource our back-end manufacturing activities, write-offs and expenses related to flooding in Thailand, including advance payments received from insurers, impairment of fixed assets and inventory and related expenses, are not included in Oclaro’s view of “core operating performance.” Management does not believe these items are reflective of Oclaro’s ongoing core operations and accordingly excludes those items from non-GAAP gross margin rate, non-GAAP operating income/loss, non-GAAP net income/loss and Adjusted EBITDA. Additionally, each non-GAAP measure has historically been presented by Oclaro as a complement to its most comparable GAAP measure, and Oclaro believes that the continuation of this practice increases the consistency and comparability of Oclaro’s earnings releases.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States of America. Non-GAAP measures should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

Adjusted EBITDA
Adjusted EBITDA is calculated as net income/loss excluding the impact of income taxes, net interest income/expense, depreciation and amortization, net gains/losses on foreign currency transactions, as well as restructuring, acquisition and related costs, non-cash compensation related to stock and options, and other unusual one-time charges, specifically identified in the non-GAAP reconciliation schedules set forth below. Oclaro uses Adjusted EBITDA in evaluating Oclaro’s historical and prospective cash usage, as well as its cash usage relative to its competitors. Specifically, management uses this non-GAAP measure to further understand and analyze the cash used in/generated from Oclaro’s core operations. Oclaro believes that by excluding these non-cash and non-recurring charges, more accurate expectations of its future cash needs can be assessed in addition to providing a better understanding of the actual cash used in or generated from core operations for the periods presented. Oclaro further believes that providing this information allows Oclaro’s investors greater transparency and a better understanding of Oclaro’s core cash position.

Oclaro, Inc. Contact	Investor Contact
Pete Mangan	Jim Fanucchi
Chief Financial Officer	Darrow Associates, Inc.
(408) 383-1400	(408) 404-5400
ir@oclaro.com	ir@oclaro.com

OCLARO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	December 26, 2015	September 26, 2015	December 27, 2014
	(Thousands, except per share amounts)
Revenues	$94,129	$87,550	$86,820
Cost of revenues	67,521	64,853	73,054
Gross profit	26,608	22,697	13,766
Operating expenses:
Research and development	11,075	10,945	11,721
Selling, general and administrative	12,791	13,208	13,646
Amortization of other intangible assets	250	251	269
Restructuring, acquisition and related (income) expense, net	6	32	(8,038)
(Gain) loss on sale of property and equipment	(46)	213	(26)
Total operating expenses	24,076	24,649	17,572
Operating income (loss)	2,532	(1,952)	(3,806)
Other income (expense):
Interest income (expense), net	(1,247)	(1,276)	(89)
Gain (loss) on foreign currency transactions, net	(500)	504	(675)
Other income (expense), net	357	113	329
Total other income (expense)	(1,390)	(659)	(435)
Income (loss) from continuing operations before income taxes	1,142	(2,611)	(4,241)
Income tax provision (benefit)	985	899	(38)
Income (loss) from continuing operations	157	(3,510)	(4,203)
Loss from discontinued operations, net of tax	—	—	(8,080)
Net income (loss)	$157	$(3,510)	$(12,283)
Basic net income (loss) per share:
Income (loss) per share from continuing operations	$0.00	$(0.03)	$(0.04)
Loss per share from discontinued operations	0.00	0.00	(0.07)
Basic net income (loss) per share	$0.00	$(0.03)	$(0.11)
Shares used in computing basic net income (loss) per share:	110,296	109,458	107,849
Diluted net income (loss) per share:
Income (loss) per share from continuing operations	$0.00	$(0.03)	$(0.04)
Loss per share from discontinued operations	0.00	0.00	(0.07)
Diluted net income (loss) per share	$0.00	$(0.03)	$(0.11)
Shares used in computing diluted net income (loss) per share:	112,394	109,458	107,849

OCLARO, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
CONTINUING OPERATIONS
(Unaudited)

	Three Months Ended
	December 26, 2015	September 26, 2015	December 27, 2014
	(Thousands, except per share amounts)
Reconciliation of GAAP gross margin rate to non-GAAP gross margin rate:
GAAP gross profit	$26,608	$22,697	$13,766
Stock-based compensation in cost of revenues	472	456	576
Non-GAAP gross profit	$27,080	$23,153	$14,342
GAAP gross margin rate	28.3%	25.9%	15.9%
Non-GAAP gross margin rate	28.8%	26.4%	16.5%
Reconciliation of GAAP operating income (loss) to non-GAAP operating income (loss) and adjusted EBITDA:
GAAP operating income (loss)	$2,532	$(1,952)	$(3,806)
Stock-based compensation	2,543	1,824	1,756
Amortization of intangible assets	250	251	269
Restructuring, acquisition and related costs	6	32	(8,038)
(Gain) loss on sales of property and equipment	(46)	213	(26)
Non-GAAP operating income (loss)	$5,285	$368	$(9,845)
Depreciation expense	3,692	3,847	4,329
Adjusted EBITDA	$8,977	$4,215	$(5,516)
Reconciliation of GAAP income (loss) to non-GAAP income (loss) from continuing operations:
GAAP income (loss) from continuing operations	$157	$(3,510)	$(4,203)
Stock-based compensation	2,543	1,824	1,756
Amortization of intangible assets	250	251	269
Restructuring, acquisition and related costs	6	32	(8,038)
Other (income) expense items, net	(357)	(113)	(329)
(Gain) loss on sales of property and equipment	(46)	213	(26)
(Gain) loss on foreign currency translation	500	(504)	675
Non-GAAP income (loss) from continuing operations	$3,053	$(1,807)	$(9,896)
Non-GAAP income (loss) per share-continuing operations:
Basic	$0.03	$(0.02)	$(0.09)
Diluted	$0.03	$(0.02)	$(0.09)
Shares used in computing Non-GAAP income (loss) per share-continuing operations:
Basic	110,296	109,458	107,849
Diluted	112,394	109,458	107,849

Stock-based compensation for the above included the following:
Cost of revenues	$472	$456	$576
Research and development	491	424	410
Selling, general and administrative	1,580	944	770
Total	$2,543	$1,824	$1,756

OCLARO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 26, 2015	June 27, 2015
	(Thousands, except par value)
ASSETS
Current assets:
Cash and cash equivalents	$114,058	$111,840
Restricted cash	1,623	3,275
Accounts receivable, net	77,423	74,815
Inventories	71,281	66,342
Prepaid expenses and other current assets	20,261	22,746
Total current assets	284,646	279,018
Property and equipment, net	46,067	41,766
Other intangible assets, net	2,045	2,579
Other non-current assets	2,132	2,521
Total assets	$334,890	$325,884
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$60,244	$53,133
Accrued expenses and other liabilities	40,230	35,648
Capital lease obligations, current	3,516	3,580
Total current liabilities	103,990	92,361
Deferred gain on sale-leasebacks	8,075	8,978
Convertible notes payable	61,652	61,246
Capital lease obligations, non-current	317	1,167
Other non-current liabilities	9,606	9,132
Total liabilities	183,640	172,884
Stockholders’ equity:
Preferred stock
Common stock	1,110	1,099
Additional paid-in capital	1,468,648	1,464,567
Accumulated other comprehensive income	39,037	41,526
Accumulated deficit	(1,357,545)	(1,354,192)
Total stockholders’ equity	151,250	153,000
Total liabilities and stockholders’ equity	$334,890	$325,884